Exhibit 99.1

                  Medex Announces First Quarter 2004 Results

    CARLSBAD, Calif., May 13 /PRNewswire/ -- MedVest Holdings Corporation ("MedVest") filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission today reporting results for the first quarter ended March 27, 2004 for MedVest that include results for its wholly owned subsidiary, Medex, Inc. ("Medex"), and Medex's other subsidiaries. The consolidated group is referred to herein as "the Company". MedVest's only assets are its investment in and advances to Medex. The Company has not provided separate results or data for Medex, because management believes that the results of MedVest and Medex do not vary significantly.

    Medex is a global provider of system solutions for critical care with more than forty years of experience developing infusion therapy, pressure monitoring, and respiratory therapy products. On May 21, 2003, the Company acquired from Ethicon Endo-Surgery, Inc. (a wholly owned subsidiary of Johnson & Johnson) substantially all of the assets of its JELCO peripheral intravenous catheter business, which is referred to as the Vascular Access ("VA") business.



     Summary of First Quarter Results
                                                       Three months ended
                                                    -----------------------
                                                     March 27,    March 29,
     (in thousands)                                     2004         2003
                                                     ---------    ---------
     Net sales                                        $76,597      $26,136
     Cost of goods sold                                35,463       14,582
                                                      -------       ------
     Gross margin                                      41,134       11,554

     Selling general and administrative expenses       26,053        8,853
     Loss from operations of abandoned facility            --        1,300
                                                      -------       ------
     Operating earnings                               $15,081       $1,401
                                                      =======       ======



    The Company's net sales in the first quarter grew $50.5 million, or
193.1 percent, to $76.6 million, compared to net sales of $26.1 million in the corresponding quarter of 2003. This growth was primarily a result of the VA acquisition, which contributed net sales of $47.8 million for the quarter. In addition, traditional Medex product sales increased by $2.7 million or
10.3 percent during the quarter ended March 27, 2004 when compared to the first quarter of 2003.

    Gross margin for the first quarter of 2004 increased 256.0 percent to $41.1 million compared to gross margin for the first quarter of 2003 of $11.6 million. Gross margin as a percent of sales increased to 53.7 percent in the first quarter of 2004 from 44.2 percent in first quarter of 2003. Gross margin improvement was a result of the higher margin VA product line and stronger syringe pump sales.

    Reported first quarter operating earnings of $15.1 million increased $13.7 million over the operating earnings of $1.4 million for the corresponding period of 2003. The improvement in operating earnings was due primarily to the addition of the VA business. The Company's strong operating earnings were adversely impacted by certain one-time costs. The one-time costs totaled $1.4 million and were related to VA integration, management retention bonuses and debt registration costs. In addition, the Company incurred management fees payable to One Equity Partners in the first quarter of 2004 that decreased operating earnings.

    EBITDA and Adjusted EBITDA

    EBITDA is defined as income or loss before depreciation and amortization, income taxes and interest expense. Adjusted EBITDA is defined as income or loss before depreciation and amortization, income taxes, interest expense and certain one-time costs related to VA integration, management retention bonuses, debt registration costs, management fees and abandoned operations. The Company uses EBITDA and Adjusted EBITDA as primary indicators to assess company performance, determine compliance with bank covenants, compare operating results with its competitors in the U.S. and other foreign countries, and serve as measures for employee bonus achievement. EBITDA and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles (GAAP), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Because EBITDA and Adjusted EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculation methods, EBITDA and Adjusted EBITDA as calculated by the Company may not be comparable to similarly titled measures of other companies.

    The following is a reconciliation of the Company's EBITDA and Adjusted EBITDA to Income (loss) before income taxes for the quarters ended March 27, 2004 and March 29, 2003:



                                                       Three months ended
                                                     -----------------------
                                                     March 27,     March 29,
     (in thousands)                                     2004          2003
                                                     ---------     ---------
      Income (loss) before income taxes                $9,470        $(337)
      Interest expense                                  5,230        2,086
      Depreciation and amortization                     6,028          914
                                                      -------       ------
     EBITDA                                           $20,728       $2,663

     EBITDA Adjustments:

      One-time expenditures for VA integration            392           --
      Management retention bonuses                        561           --
      Debt registration costs                             500           --
      Management fees                                     637           --
      Abandoned operations                                 --        1,300
                                                      -------       ------
     Adjusted EBITDA                                  $22,818       $3,963
                                                      =======       ======



    Update on VA Integration Process

    To date, the integration is substantially complete in that all of the significant VA markets have been successfully transitioned into the Company on schedule.

    Conference Call

    A conference call is scheduled for Friday, May 14 at 11:00am ET. Dominick Arena, President and Chief Executive Officer, and Mike Dobrovic, Chief Financial Officer, will be hosting the call to discuss details regarding the Company's performance for the quarter ended March 27, 2004. Individuals wishing to participate in this call should dial (800) 895-0198 or
(785) 424-1053; the conference ID is MEDEX. Participants should take note that these are revised dialing instructions, superseding all previously furnished instructions.

    This call will be recorded and will be available on the Company's website at www.medex.com. Individuals with questions on participating on the call, obtaining replay instructions or receiving a transcript should contact the Company's Director of Corporate Communications, Gregory Aranaga, at
(760) 602-4455.

    About Medex

    Medex is a global manufacturer and distributor of critical care medical products used primarily in acute care settings for a variety of both therapeutic and diagnostic procedures. Medex markets and sells critical care systems and products to over 3,500 hospitals, health care systems, and alternate healthcare settings in more than 75 countries through a global sales force and distribution network. Headquartered in Carlsbad, California, the Company employs approximately 2,000 people worldwide.

    Visit Medex online at www.medex.com for more information.

    Forward-Looking Statements

    This news release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Detailed information about such risk factors is set forth in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to update, alter or release publicly any revisions to its forward-looking statements, whether as a result of new information, subsequent events or developments.

    For further information, please contact: Gregory Aranaga, Director, Corporate Communications of Medex, Inc., +1-760-602-4455, garanaga@medex.com,

SOURCE  Medex, Inc.
    -0-                             05/13/2004
    /CONTACT: Gregory Aranaga,Director, Corporate Communications of Medex, Inc., +1-760-602-4455, garanaga@medex.com/
    /Web site:  http://www.medex.com /

CO:  MedVest Holdings Corporation; Medex, Inc.
ST:  California
IN:  HEA MTC
SU:  ERN CCA